Contacts:
Brad W. Buss
EVP Finance & Administration and CFO
(408) 943-2754

Joseph L. McCarthy
Director, Corporate Communications
(408) 943-2902

For Immediate Release

Cypress Reports Fourth-Quarter and Year-End 2013 Results

SAN JOSE, Calif., January 23, 2014-Cypress Semiconductor Corp. (NASDAQ: CY) today announced its fourth-quarter 2013 and fiscal year 2013 results, which included the remarks below from its president and CEO, T.J. Rodgers. Highlights for the quarter included:

•	Earnings came in at high end of guidance

•	Book-to-bill increased to 1.08, its highest level in almost two years

•	Non-GAAP operating expenses at a 14-year low

•	Dividend yield was 4.3% with favorable tax treatment

Fellow shareholders:

Our revenue and earnings for the quarter are given below, compared with those of the prior quarter and prior year:
(In thousands, except per-share data)

	NON-GAAP			GAAP
	Q4 2013	Q3 2013	Q4 2012	Q4 2013	Q3 2013	Q4 2012
Revenue	$167,776	$188,723	$180,283	$167,776	$188,723	$180,283
Gross margin	51.0%	53.8%	51.5%	45.6%	48.6%	46.7%
Pretax margin	9.4%	12.5%	4.4%	-7.0%	-5.1%	-12.9%
Net income (loss)	$14,992	$22,015	$8,300	$(13,577)	$(8,358)	$(22,219)
Diluted EPS (loss per share)	$0.09	$0.14	$0.05	$(0.09)	$(0.06)	$(0.15)

Our revenue and earnings for the fiscal year are given below, compared with those of the prior year:

(In thousands, except per-share data)

	NON-GAAP		GAAP
	FY 2013	FY 2012	FY 2013	FY 2012
Revenue	$722,693	$769,687	$722,693	$769,687
Gross margin	52.2%	55.4%	46.9%	51.0%
Pretax margin	9.1%	12.2%	-7.7%	-2.8%
Net income (loss)	$63,221	$91,450	$(43,364)	$(22,370)
Diluted EPS (loss per share)	$0.39	$0.55	$(0.31)	$(0.15)

Our fourth-quarter revenue of $167.8 million was above the midpoint of our guidance, but down 11% from the $188.7 million in revenue of the prior quarter. All divisions experienced normal seasonal declines. We continued to execute very well on our operating expense management initiatives, enabling us to deliver earnings at the high end of our guidance. We thus are prepared to deliver strong operating leverage as we return to revenue growth in 2014.

We exited 2013 with a book-to-bill ratio of 1.08, a high point since the first quarter of 2012. The book-to-bill ratio of all divisions was above unity with our Programmable Systems Division leading the way at 1.15. Lead times remain low; our distributors decreased their inventories to their lowest levels in three years. As such, we expect less-than-normal seasonal revenue declines in the first quarter of 2014. Our design win pipeline for our new TrueTouch® touchscreen products is finally beginning to recover. We expect our revenue to remain in a seasonal trough in the first quarter and then to increase during the rest of 2014.

Note that we produced $167.8 million in revenue in the fourth quarter of 2013 vs. $180.3 million in the fourth quarter of 2012, down $12.5 million, but that our pretax profit was still up $7.9 million. This was due to record-low operating expenses.

BUSINESS REVIEW
+ Our non-GAAP consolidated gross margin for the fourth quarter was 51.0%, down 2.8 percentage points from the previous quarter, due primarily to reduced amortization of manufacturing expenses by lower revenue. Excluding our Emerging Technologies Division (ETD), our core semiconductor gross margin was 52.3%. ETD revenue is growing rapidly (see Net Sales Summary table) and will contribute significantly to revenue growth in 2014.

+ Net inventory at the end of the fourth quarter was $100.6 million, down from the third quarter.

NET SALES SUMMARY
(In thousands, except percentages)
(Unaudited)

	THREE MONTHS ENDED
	Dec. 29,	Sept. 29,	Dec. 30,	Sequential	Year-over-
Business Unit	2013	2013	2012	Change	Year Change
PSD[1]	$67,746	$78,135	$81,405	-13%	-17%
MPD[1]	$79,890	$88,743	$77,421	-10%	3%
DCD[1]	$16,482	$18,884	$20,170	-13%	-18%
ETD[1,2]	$3,658	$2,961	$1,287	24%	184%
Total	$167,776	$188,723	$180,283	-11%	-7%
Geographic
China and ROW	64%	64%	68%	0%	-6%
Americas	14%	14%	16%	0%	-13%
Europe	12%	12%	9%	0%	33%
Japan	10%	10%	7%	0%	43%
Total	100%	100%	100%	0%	0%
Channel
Distribution	69%	74%	75%	-7%	-8%
Direct	31%	26%	25%	19%	24%
Total	100%	100%	100%	0%	0%

	TWELVE MONTHS ENDED
	Dec. 29	Dec. 30	Year-over-
Business Unit	2013	2012	Year Change
PSD[1]	$292,707	$345,430	-15%
MPD[1]	$338,986	$330,504	3%
DCD[1]	$79,410	$86,591	-8%
ETD[1,2]	$11,590	$7,162	62%
Total	$722,693	$769,687	-6%
Geographic
China and ROW	66%	65%	2%
Americas	14%	17%	-18%
Europe	11%	10%	10%
Japan	9%	8%	13%
Total	100%	100%	0%
Channel
Distribution	73%	74%	-1%
Direct	27%	26%	4%
Total	100%	100%	0%

1.	PSD, Programmable Systems Division; DCD, Data Communications Division; MPD, Memory Products Division: ETD, Emerging Technology Division.

2.
“Emerging Technology” includes businesses outside our core semiconductor businesses outlined in Footnote 1. Includes subsidiaries AgigA Tech Inc., Deca Technologies Inc., and our foundry business unit.

FOURTH-QUARTER 2013 HIGHLIGHTS

+ Cypress was issued its one-hundredth patent for its TrueTouch® capacitive touchscreen controllers. The patent relates to the TrueTouch Gen5 family’s unmatched immunity to electrical noise from chargers and displays, which can render touchscreens unusable. The company continues to expand its touch patent portfolio, with more than 200 patents pending.

+ Cypress announced that its partnership with Fujifilm of Japan has created new TrueTouch controllers that support Fujifilm’s metal mesh sensors. Cypress believes these sensors to be the most advanced and cost-effective on the market. Metal mesh sensors deliver significantly better scanning performance than traditional indium tin oxide (ITO) sensors.

+ Cypress shipped its one-billionth CapSense® capacitive touch-sensing controller. Cypress's CapSense solutions have replaced more than five billion mechanical buttons, producing four times the revenue of its nearest competitor.

+ The research and analytics firm Chipworks noted the use of a Cypress CapSense controller in a recent teardown of the Samsung Galaxy Note 3 smartphone. The teardown also determined that the controller enables the ability to register touches from users wearing gloves.

+ Cypress held a global design competition promoting the use of its new PSoC® 4 programmable system-on-chip to develop intelligent, forward-looking embedded systems for homes, offices and cars. The design challenge was based on the easy-to-use PSoC 4 Pioneer Kit, which just won distributor element14’s development kit of the year award, beating entries from Texas Instruments and Freescale.

+ Digital multimedia supplier AVerMedia Technologies selected Cypress’s EZ-USB® FX3™ (USB 3.0) controller for its new high-definition (HD) video capture card. AVerMedia’s ExtremeCap U3 card records and streams game play at full HD resolution. The card uses the 5-Gbps FX3 solution to capture HD video without compression, improving image quality.

+ Cypress announced production availability of the CYFB0072 high-density video frame buffer, which addresses the increasing demand for high-bandwidth video buffering. The device contains 72 Mbits of high-performance SRAM in an interface that simplifies implementation and debugging.

+ Seiko Epson selected Cypress’s CY5077C programmable clock generator die for its new SG-8003CG programmable crystal oscillator. The die delivers precise, programmable frequency output to the ultra-small oscillator. The flexible combination provides fast time-to-market and low power consumption for a wide variety of electronics equipment. Cypress has shipped a cumulative 880 million crystal oscillator chips.

+ L-3 Cincinnati Electronics, a division of L-3 Communications, selected Cypress to manufacture its Readout Integrated Circuits (ROICs). L-3 will use the proprietary process technology of Cypress’s wafer fabrication facility in Bloomington, Minnesota to design and manufacture these ROICs for its cooled infrared detectors.

+ D-Wave Systems successfully transferred its proprietary process technology for building quantum computing microprocessors to Cypress’s wafer foundry in Bloomington.

+ Cypress announced that its Board of Directors approved a quarterly cash dividend of $0.11 per share, payable to holders of record of the company’s common stock as of the close of business on December 26, 2013. This dividend was paid on January 16, 2014.

Learn More About Cypress

•	Join the Cypress Developer Community.

•	Follow @CypressSemi on Twitter.

•	View Cypress videos on our Video Library or YouTube.

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the flagship PSoC 1, PSoC 3, PSoC 4 and PSoC 5LP programmable system-on-chip families. Cypress is the world leader in capacitive user interface solutions including CapSense touch sensing, TrueTouch touchscreens, and trackpad solutions for notebook PCs and peripherals. Cypress is a world leader in USB controllers, which enhance connectivity and performance in a wide range of consumer and industrial products. Cypress is also the world leader in SRAM and nonvolatile RAM memories. Cypress serves numerous major markets, including consumer, mobile handsets, computation, data communications, automotive, industrial and military. Cypress trades on the NASDAQ Global Select Market under the ticker symbol CY. Visit Cypress online at www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for Q1 2014 and the remainder of fiscal year 2014 and beyond are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “believe,” “expect,” “future,” “plan,” “intend” and similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the semiconductor market; the strength and growth of our proprietary and programmable products; our expectation that we will experience a less than normal season revenue decline in Q1 2014 and then increase during the rest of 2014; our expectation related to our earnings leverage, margins, profit, cash flow and cost-saving measures; our expectation that our ETD division will contribute to our 2014 revenue; our expectations regarding the demand for our products and how our products are expected to perform, including the expected recovery of our TrueTouch touchscreen design win pipeline, as well as our future design win expectations for other products and market share gains. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. Our actual results may differ materially due to a variety of uncertainties and risk factors, including, but not limited to, the state of and future of the global economy, business conditions and growth trends in the semiconductor market, whether our products perform as expected, whether the demand for our proprietary and programmable products is fully realized, whether our product and design wins and kit sales result in increased sales, our ability to manage our business to have strong earnings, reduce operating expenses, factory utilization, the strength or softness of the markets we serve, our ability to maintain and improve our gross margins and realize our bookings, the seasonality of the markets we serve, the financial performance of our subsidiaries and Emerging Technology Division, and other risks described in our filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo, PSoC, TrueTouch, EZ-USB and CapSense are registered trademarks and FX3 is a trademark of Cypress Semiconductor Corp. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 29,	December 30,
	2013	2012
ASSETS
Cash, cash equivalents and short-term investments	$104,462	$117,210
Accounts receivable, net	81,084	82,920
Inventories, net (a)	100,612	127,596
Property, plant and equipment, net	258,585	274,427
Goodwill and other intangible assets, net	106,523	113,410
Other assets	113,707	116,066
Total assets	$764,973	$831,629
LIABILITIES AND EQUITY
Accounts payable	$47,893	$58,704
Deferred margin on sales to distributors	122,578	131,192
Income tax liabilities	29,001	47,454
Other liabilities	159,866	185,418
Long-term revolving credit facility	227,000	232,000
Total liabilities	586,338	654,768
Total Cypress stockholders' equity	183,109	180,900
Noncontrolling interest	(4,474)	(4,039)
Total equity	178,635	176,861
Total liabilities and equity	$764,973	$831,629
(a) Inventories include $5.3 million and $2.8 million of capitalized inventories related to stock-based compensation expense, as of December 29, 2013 and December 30, 2012, respectively.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
ON A GAAP BASIS
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 29,	September 29,	December 30,	December 29,	December 30,
	2013	2013	2012	2013	2012
Revenues	$167,776	$188,723	$180,282	$722,693	$769,687
Cost of revenues	91,328	97,070	96,088	384,121	376,887
Gross margin	76,448	91,653	84,194	338,572	392,800
Operating expenses:
Research and development	42,343	50,429	47,075	190,906	189,897
Selling, general and administrative	43,623	45,533	52,183	182,671	211,959
Amortization of acquisition-related intangibles	1,850	1,987	1,826	7,833	3,996
Restructuring charges	(469)	3,693	2,976	15,357	4,258
Loss on divestiture	—	—	1,605	—	1,605
Total operating expenses, net	87,347	101,642	105,665	396,767	411,715
Operating income (loss)	(10,899)	(9,989)	(21,471)	(58,195)	(18,915)
Interest and other income, net	(805)	427	(1,749)	2,225	(2,745)
Income (loss) before income taxes	—	(9,562)	(23,220)	(55,970)	(21,660)
Income tax provision (benefit)	2,210	(774)	417	(7,761)	2,324
Income (loss), net of taxes	(13,914)	(8,788)	(22,803)	(48,209)	(23,984)
Adjust for net loss attributable to noncontrolling interest	337	430	584	1,845	1,614
Net Income (loss) attributable to Cypress	$(13,577)	$(8,358)	$(22,219)	$(46,364)	$(22,370)
Net Income (loss) per share attributable to Cypress:
Basic	$(0.09)	$(0.06)	$(0.15)	$(0.31)	$(0.15)
Diluted	$(0.09)	$(0.06)	$(0.15)	$(0.31)	$(0.15)
Cash dividend declared per share	$0.11	$0.11	$0.11	$0.44	$0.44
Shares used in net income (loss) per share calculation:
Basic	151,580	149,679	143,605	148,558	149,266
Diluted	151,580	149,679	143,605	148,558	149,266

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES(a)
(In thousands, except per-share data)
(Unaudited

	Three Months Ended			Twelve Months Ended
	December 29,	September 29,	December 30,	December 29,	December 30,
	2013	2013	2012	2013	2012
GAAP gross margin	$76,448	$91,653	$84,194	$338,572	$392,800
Stock-based compensation expense	3,088	2,804	2,195	12,789	18,519
Acquisition-related expense	5,562	6,849	3,545	24,805	3,545
Changes in value of deferred compensation plan	136	265	(66)	854	372
Impairment of assets and other	269	(64)	2,137	241	3,581
Patent license fee	—	—	—	—	7,100
(Gain) loss on divestiture	—	—	776	—	776
Non-GAAP gross margin	$85,503	$101,507	$92,781	$377,261	$426,693

GAAP research and development expenses	$42,343	$50,429	$47,074	$190,906	$189,897
Stock-based compensation expense	(7,356)	(6,806)	(2,345)	(26,042)	(19,800)
Acquisition-related expense	—	(19)	(2,703)	(252)	(2,703)
Non-cash compensation	—	—	(433)	—	(433)
Changes in value of deferred compensation plan	(282)	(548)	155	(1,744)	(568)
(Gain) loss on divestiture	—	—	(306)	—	(307)
Impairment of assets and other	1,368	(1,078)	—	(1,104)	—
Non-GAAP research and development expenses	$36,073	$41,978	$41,442	$161,764	$166,086

GAAP selling, general and administrative expenses	$43,623	$45,533	$52,182	$182,671	$211,959
Stock-based compensation expense	(10,432)	(9,701)	(2,724)	(34,187)	(36,013)
Acquisition-related expense	(148)	(366)	(6,545)	(1,168)	(9,095)
Non-cash compensation	—	—	(500)	—	(500)
Changes in value of deferred compensation plan	(607)	(1,181)	306	(3,795)	(1,710)
Impairment of assets and other	(244)	131	(220)	(450)	(173)
(Gain) loss on divestiture	—	—	(664)	—	(664)
Non-GAAP selling, general and administrative expenses	$32,192	$34,416	$41,835	$143,071	$163,804

GAAP operating income (loss)	($10,899)	($9,989)	($21,470)	($58,195)	($18,915)
Stock-based compensation expense	20,877	19,311	7,264	73,020	74,332
Acquisition-related expense	7,558	9,221	14,618	34,056	19,337
Non-cash compensation	—	—	933	—	933
Changes in value of deferred compensation plan	1,026	1,994	(528)	6,393	2,650
Impairment of assets and other	(854)	883	2,361	1,795	3,758
Restructuring charges	(470)	3,693	2,975	15,357	4,258
Patent license fee	—	—	—	—	7,100
(Gain) loss on divestiture and expenses	—	—	3,351	—	3,351

Non-GAAP operating income	$17,238	$25,113	$9,504	$72,426	$96,804

GAAP net income (loss) attributable to Cypress	($13,577)	($8,358)	($22,219)	($46,364)	($22,370)
Stock-based compensation expense	20,877	19,311	7,264	73,020	74,332
Acquisition-related expense	7,558	9,221	14,618	34,056	19,337
Non-cash compensation	—	—	933	—	933
Changes in value of deferred compensation plan	(535)	(97)	(530)	22	(507)
Impairment of assets and other	(854)	883	292	1,794	3,758
Restructuring charges	(470)	3,693	2,975	15,357	4,258
Tax and tax-related items	1,065	(2,638)	(555)	(12,398)	(1,502)
Investment-related gains/losses	930	—	2,171	(2,266)	2,760
Patent license fee	—	—	—	—	7,100
(Gain) loss on divestiture and expenses	—	—	3,351	—	3,351
Non-GAAP net income attributable to Cypress	$14,994	$22,015	$8,300	$63,221	$91,450

GAAP net income (loss) per share attributable to Cypress - diluted	($0.09)	($0.06)	($0.15)	($0.31)	($0.15)
Stock-based compensation expense	0.13	0.12	0.04	0.45	0.45
Acquisition-related expense	0.05	0.02	0.08	0.21	0.12
Impairment of assets and other	(0.01)	0.05	—	0.01	0.02
Non-cash compensation	—	—	0.01	—	—
Restructuring charges	—	0.02	0.02	0.10	0.03
Tax and tax-related items	0.01	(0.02)	—	(0.08)	(0.01)
Investment-related gains/losses	0.01	—	0.02	(0.01)	0.02
Non-GAAP share count adjustment	(0.01)	0.01	0.01	0.02	0.01
Patent license fee	—	—	—	—	0.04
(Gain) loss on divestiture and expenses	—	—	0.02	—	0.02
Non-GAAP net income per share attributable to Cypress - diluted	$0.09	$0.14	$0.05	$0.39	$0.55
(a) Refer to the accompanying "Notes to Non-GAAP Financial Measures" for a detailed discussion of management's use of non-GAAP financial measures.

CYPRESS SEMICONDUCTOR CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 29,	September 29,	December 30,	December 29	December 30,
	2013	2013	2012	2013	2012
Selected Cash Flow Data (Preliminary):
Net cash provided by operating activities	$20,171	$7,905	$17,302	$66,696	$134,997
Net cash provided by (used in) investing activities	$569	($2,080)	($95,562)	$1,139	($113,036)
Net cash provided by (used in) financing activities	($11,276)	$108	($20,866)	($45,024)	($58,475)
Other Supplemental Data (Preliminary):
Capital expenditures	$8,750	$10,808	$7,809	$36,627	$33,013
Depreciation	$9,436	$9,745	$11,419	$39,572	$44,904
Payment of dividend	$16,578	$16,258	$16,057	$64,819	$63,227
Dividend paid per share	$0.11	$0.11	$0.11	$0.44	$0.44
Dividend yield per share (a)	4.3%	4.9%	4.2%	4.3%	4.2%
(a) Dividend yield per share is calculated based on annualized dividend paid per share divided by the common stock share price at the end of the period.

CYPRESS SEMICONDUCTOR CORPORATION
CONSOLIDATED DILUTED EPS CALCULATION
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 29,		September 29,		December 30,		December 29,		December 30,
	2013		2013		2012		2013		2012
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) attributable to Cypress	($13,577)	$14,992	($8,358)	$22,015	($22,219)	$8,300	($46,364)	$63,221	($22,370)	$91,450
Weighted-average common shares outstanding (basic)	151,580	151,580	149,679	149,679	143,605	143,605	148,558	148,558	149,266	149,266
Effect of dilutive securities:
Stock options, unvested restricted stock and other	—	14,224	—	12,525	—	13,723	—	12,954	—	16,063
Weighted-average common shares outstanding for diluted computation	$151,580	$165,804	$149,679	$162,204	$143,605	$157,328	$148,558	$161,512	$149,266	$165,329
Net income (loss) per share attributable to Cypress - basic	($0.09)	$0.10	($0.06)	$0.15	($0.15)	$0.06	($0.31)	$0.43	($0.15)	$0.61
Net income (loss) per share attributable to Cypress - diluted	($0.09)	$0.09	($0.06)	$0.14	($0.15)	$0.05	($0.31)	$0.39	($0.15)	$0.55
	December 29,		September 30,		December 30,		December 29,		December 30,
	2013		2012		2012		2013		2012
Average stock price for the period ended	$9.45		$11.70		$10.19		$10.59		$13.26
Common stock outstanding at period end (in thousands)	153,214		150,833		144,224		153,214		144,224

Notes to Non-GAAP Financial Measures
To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in details below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations. Non-GAAP financial measures used by Cypress include:

•	Gross margin;

•	Research and development expenses;

•	Selling, general and administrative expenses;

•	Operating income (loss);

•	Net income (loss); and

•	Diluted net income (loss) per share.

Cypress uses each of these non-GAAP financial measures for internal managerial purposes, when providing its financial results and business outlook to the public, and to facilitate period-to-period comparisons. Management believes that these non-GAAP measures provide meaningful supplemental information regarding Cypress’s operational and financial performance of current and historical results. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results.
Cypress believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, are useful to investors because they allow investors to see Cypress’s results “through the eyes” of management as these non-GAAP financial measures reflect Cypress’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Cypress’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Cypress’s operating results in a manner that is focused on the performance of its ongoing operations.
There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Cypress’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

•	Stock-based compensation expense.

Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cypress’s control. As a result, management excludes this item from Cypress’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Cypress’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

•	Changes in value of Cypress’s key employee deferred compensation plan.

Cypress sponsors a voluntary deferred compensation plan which provides certain key employees with the option to defer the receipt of compensation in order to accumulate funds for retirement. The amounts are held in a trust and Cypress does not make contributions to the deferred compensation plan or guarantee returns on the investment. Changes in the value of the investments under the plan are excluded from the non-GAAP measures. Management believes that such non-cash item is not related to the ongoing core business and operating performance of Cypress, as the investment contributions are made by the employees themselves.

•	Restructuring charges.

Restructuring charges primarily relate to activities engaged by management to make changes related to its infrastructure in an effort to reduce costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Cypress has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from Cypress’s non-GAAP financial measures as it enhances the ability of investors to compare Cypress’s period-over-period operating results from continuing operations.

•	Acquisition-related expense.

Acquisition-related expense primarily includes: (1) amortization of intangibles, which include acquired intangibles such as purchased technology, patents and trademarks, (2) costs such as advisory, legal, accounting and other professional or consulting fees related to acquisitions, (3) severance expense incurred in connection with acquisition-related headcount reduction efforts, and (4) earn-out compensation expense, which include compensation resulting from the achievement of milestones established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Cypress’s performance after completion of acquisitions, because they are not related to Cypress’s core operating performance. Adjustments of these items provide investors with a basis to compare Cypress against the performance of other companies without the variability caused by purchase accounting.

•	Impairment of assets.

Cypress wrote down the book value of certain assets to their estimated fair value as management determined these assets will be donated, sold or will have no future benefit. Cypress excludes these items because the expense is not reflective of its ongoing operating results. Excluding this data allows investors to better compare Cypress’s period-over-period performance without such expense.

•	Taxes, tax effects and foreign currency gain/loss.

Cypress adjusts for the income tax effect that resulted from the non-GAAP adjustments as described above. Additionally, Cypress also excludes the impact of items that are related to historical activities in nature and not reflective of the ongoing operating results of Cypress, which can include completion of examinations by our U.S. or foreign taxing authorities, lapse of statutes of limitations and the resolution of agreements with domestic and various foreign tax authorities. This also includes foreign currency gain or loss effects on the activities mentioned above.

•	Investment-related gains/losses.

Investment-related gains/losses primarily include: (1) impairment loss related to Cypress’s investment when it determines the decline in fair value is other-than-temporary in nature, and (2) gains/losses related to the sales of its debt and equity investments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and operating performance of Cypress, and in most cases, such transactions have not historically occurred in every quarter. As such, management believes that it is appropriate to exclude investment-related gains/losses from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results.

•	Patent License fee.

This fee relates to an agreement we entered into providing Cypress a license to a substantial patent portfolio, avoidance of future litigation expenses as well as future customer disruption.  We determined that a portion of the agreement relates to cumulative costs for prior years. Management excluded the one-time charge which relates to prior years from the non-GAAP measures because it does not relate to Cypress’ core business or impact its ongoing operating performance.

•	Non-cash compensation.

Cypress provides awards to employees who reach certain years of service with the Company. This amount represents the accrual for benefits for awards that will be paid in the future. This non-cash expense is not reflective of Cypress’s ongoing operating results and is excluded from its non-GAAP financial measures.